UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue, Suite 100 Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900

                                                                                       (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 11, 2009, Cott Corporation (the “Company”) issued a press release announcing the completion of its previously announced public offering (the “Offering”) of 9,435,000 of its common shares at a price of U.S. $5.30 per share. A copy of the press release is furnished herewith as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 8.01 as if fully set forth herein.

The Company received gross proceeds from the Offering of approximately U.S. $50 million, resulting in net proceeds of approximately U.S. $47.5 million, after deducting underwriting commissions and estimated offering expenses. The Company intends to use the net proceeds from the Offering to either repurchase a certain portion of its outstanding 8% senior subordinated notes due 2011 (the “Notes”) or to repay indebtedness under its outstanding asset based lending (“ABL”) facility. If the Company does not use the net proceeds for the repurchase of its Notes within three business days of its receipt of such proceeds, it must use the proceeds to repay indebtedness outstanding under the ABL facility. In such event of a repayment under the ABL facility, the Company may thereafter draw down the ABL facility, subject to the terms thereof, in an amount equal to the proceeds used to pay down the ABL facility for the purpose of repurchasing the Notes. The Company may repurchase some or all of the Notes for cash, whether in one transaction or a series of transactions, using the proceeds of the Offering, a future financing, if any, or drawings under the ABL facility, if permitted, and/or exchange the Notes for common shares, warrants, preferred stock, debt or other consideration. Such repurchases may be in the form of various transactions, including open market purchases, privately negotiated transactions, or pursuant to the terms of the Notes. Any repurchase will be dependent upon the availability of funds and/or market conditions.

Upon the completion of the Offering, the amendment to the ABL facility entered into on July 22, 2009 became fully effective as of August 11, 2009.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Cott Corporation, dated August 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation (Registrant)

August 11, 2009	By:	/s/ Juan Figuereo
Juan Figuereo Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Cott Corporation, dated August 11, 2009